EXHIBIT 10.4

AMENDED AND RESTATED SENIOR NOTE

VERTICAL BRANDING, INC.

SENIOR NOTE

Issuance Date: May 1, 2009	Original Principal Amount: U.S. $2,261,437.20

FOR VALUE RECEIVED, Vertical Branding, Inc., a Delaware corporation (the "Company"), hereby promises to pay to Gottbetter Capital Master, Ltd. (In Voluntary Liquidation) or registered assigns ("Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof, the "Principal") when due, whether upon the Maturity Date (as defined below), on any Installment Date with respect to the Installment Amount due on such Installment Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at a rate per annum equal to the Interest Rate (as defined below), from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), any Installment Date, or the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof).  This Amended and Restated Senior Note (including all notes issued in exchange, transfer or replacement hereof, this "Note") is issued pursuant to the Securities Purchase Agreement.  Certain capitalized terms are defined in Section 20.

1.

PAYMENTS OF PRINCIPAL; MATURITY.  On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in cash by wire transfer of immediately available funds.  The "Maturity Date" shall be December 31, 2010. All outstanding Principal and Interest shall be due on the Maturity Date. The Company may prepay all or any part of the Principal amount of the Note at any time without penalty, premium or other charge; any such prepayment shall be applied against the last payments that may come due and owing under the Note.

2.

INTEREST; INTEREST RATE.

(a)

Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and actual days elapsed and shall be payable in arrears for each Calendar Month during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an "Interest Date") with the first Interest Date being June 1, 2009 (and each subsequent Interest Date being on the first Business Day of each subsequent Calendar Month). Subject to Section 2(b), Interest shall continue to accrue after the Maturity Date if the Note is not paid in full. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in cash ("Cash Interest").

(b)

From and after the occurrence of an Event of Default, the Interest Rate shall be increased to fifteen percent (15%).  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

3.

RIGHTS UPON EVENT OF DEFAULT.

(a)

Event of Default.  Each of the following events shall constitute an "Event of Default ":

(i)

the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note, the Consent Agreement or any other Transaction Document (as defined in the Securities Purchase Agreement and as any such Transaction Document shall have been amended or modified from time to time) and such failure continues for a period of at least ten (10) Business Days;

(ii)

any default under, redemption of or acceleration prior to maturity of any Indebtedness in excess of $100,000, individually, of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) which is not disputed in writing by the Company;

(iii)

the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(iv)

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(v)

a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(vi)

the Company breaches any material representation, warranty, covenant or other term or condition of this Note, the Consent Agreement, the Securities Purchase Agreement, or the Security Agreement (as defined in Section 6), except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(b)

Redemption Right.  Upon the occurrence of an Event of Default with respect to this Note, the Company shall within two (2) Business Days after the day on which the Company is aware of the Event of Default deliver written notice thereof via facsimile and overnight courier (an "Event of Default Notice") to the Holder.  At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem.  Each portion of this Note subject to redemption by the Company pursuant to this Section 3(b) shall be redeemed by the Company at a price equal to One Hundred and Twenty Five percent (125%) of the face amount redeemed plus accrued interest (“Redemption Premium”). To the extent redemptions required by this Section 3(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 3(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any Redemption Premium due under this Section 3(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

4.

RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a)

Assumption.  Subject to Section 4(b), the Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 4(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld), including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder and having similar ranking and security to the Notes, and reasonably satisfactory to the Required Holders. Subject to Section 4(b), upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.   The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b)

Redemption Right.  In the event of a Change of Control, and provided the Company has not, at any time prior thereto, given Holder a Company Redemption Notice, or if such notice has been given, provided the Company has timely paid to Holder the Company Redemption Price (all as more specifically provided in Section 5(a) below), then the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the amount of the Note the Holder is electing to redeem.  The portion of this Note subject to redemption pursuant to this Section 4 shall be redeemed by the Company in cash at a price equal to One Hundred and Twenty Five percent (125%) of the face amount redeemed plus accrued interest. Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 8 and shall have priority to payments to shareholders in connection with a Change of Control.  To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

5.

COMPANY RIGHT OF REDEMPTION.

(a)

General. The Company at its option shall have the right to redeem, at any time within three (3) Business Days advance written notice (the “Company Redemption Notice”), a portion or all of the outstanding principal of the Note. The redemption price shall be One Hundred percent (100%) of the face amount redeemed plus accrued interest (the “Company Redemption Price”).

(b)

Mechanics of Company Redemption.  If the Company elects to redeem the Note in accordance with Section 5(a), then the Company Redemption Price, if any, which is to be paid to the Holder, shall be paid, by wire transfer of immediately available funds, an amount in cash equal to the Company Redemption Price.

(c)

Redemption Requirement under the Consent Agreement.  The Company shall be required to redeem a portion or all of the outstanding principal amount of the Note upon the occurrence of certain events set forth in the Consent Agreement.

6.

SECURITY.  This Note and the obligations hereunder and under the other Transaction Documents and the Consent Agreement are secured to the extent and in the manner set forth in that certain Security Agreement dated as of July 31, 2006, by and between the Company and Gottbetter Capital Finance LLC, as subsequently amended and modified (the “Security Agreement”).

7.

NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all reasonable action as may be required to protect the rights of the Holder of this Note.

8.

COVENANTS.

(a)

Rank.  All payments due under this Note shall be senior to all other Indebtedness of the Company and its Subsidiaries and shall be subordinate to the Permitted Senior Indebtedness solely with respect to assets of the Company securing the Permitted Senior Indebtedness.

(b)

Incurrence of Indebtedness.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and (ii) Permitted Indebtedness.

(c)

Existence of Liens.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens.

(d)

Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(e)

Subsidiary Internal Accounting Controls.  So long as this Note is outstanding, the Company and each of its Subsidiaries shall maintain, in all material respects, a system of internal accounting controls consistent with the internal accounting controls.

(f)

Restricted Dividends and Redemptions.  For so long as this Note is outstanding, the Company shall not declare or pay any cash dividends or make any other cash distributions on any class or series of capital stock of the Company, redeem for cash any class or series of capital stock, or permit any Subsidiary to do any of the foregoing (provided that Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets, in each case to the Company).

9.

VOTE TO CHANGE THE TERMS OF NOTE.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, as well as written consent of the Company shall be required for any change or amendment to this Note.

10.

TRANSFER. The Holder acknowledges and agrees that this Note may only be offered, sold, assigned or transferred by the Holder without the consent of the Company in accordance with the provisions of Section 2(f) of the Securities Purchase Agreement.

11.

REISSUANCE OF THIS NOTE.

(a)

Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will issue and deliver upon the order of the Holder a new Note (in accordance with Section 11(d)), in the name of the validly registered assigns or transferee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 11(d)) to the Holder representing the outstanding Principal not being transferred.

(b)

Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 11(d)) representing the outstanding Principal.

(c)

Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 11(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)

Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 11(a) or Section 11(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date if not paid at the time of issuance of the new Note.

(e)

Registered Instrument.  This Note is a registered instrument and is not a bearer instrument.  The Note is registered as to both Principal and Interest with the Company and all payments hereunder shall be made to the named Holder or, in the event of a transfer, to the transferee identified in the record of ownership of the Note maintained by the Holder on behalf of the Company. Transfer of this Note may not be effected except in accordance with the provisions of the Note.

12.

REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13.

PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the prevailing party shall pay the costs incurred by the Holder or the Company for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

14.

CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

15.

FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder or the Company in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

16.

NOTICES; PAYMENTS.

(a)

Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b)

Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.  Any amount of Principal or other amounts due under the Transaction Documents (as amended), other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen (15%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

17.

CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

18.

WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement other than such notices agreed to in this Note and the Securities Purchase Agreement.

19.

GOVERNING LAW; JURISDICTION; JURY TRIAL.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.   THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

20.

CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)

"Calendar Month" means the period beginning on and including the first of each calendar month and ending on and including the last day of such calendar month.

(c)

"Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(d)

"Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(e)

"Consent Agreement" means that certain Consent to P2F Transaction and Related Agreements executed by the Company and the Holder on or around the Issuance Date.

(f)

"Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is not the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person or Persons to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of either the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company.

(g)

"GAAP" means United States generally accepted accounting principles, consistently applied.

(h)

"Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (viii) all obligations issued, undertaken or assumed as part of any financing facility with respect to accounts receivables of the Company and its Subsidiaries, including, without limitation, any factoring arrangement of such accounts receivables and (ix) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above.

(i)

"Initial Issuance Date" means May 1, 2009.

(j)

"Installment Amount" means $50,000 with respect to any Installment Date through December 2009, $75,000 with respect to any Installment Date from January through March 2010, and $100,000 with respect to any Installment Date after March 2010; provided, however, that (a) the February 1, 2010, Installment Amount shall also include fifty percent (50%) of the amount, if any, by which the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for May through December 2009 exceeds $2 million, and (b) each of the May 1, August 1, and November 1, 2010, Installment Amounts shall also include fifty percent (50%) of the amount, if any, by which EBITDA for the first, second and third fiscal quarters of 2010, respectively, exceeds $1 million.  For purposes hereof, the Company’s EBITDA shall exclude the interest payable under this Note and the entirety of the Company’s real estate segment.  In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of any unpaid Installment Amount hereunder.

(k)

"Installment Date" means the first day of each calendar month beginning September 1, 2009.

(l)

"Interest Rate" means thirteen percent (13%) per annum.

(m)

"Permitted Indebtedness" means (A) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing (which approval shall not be unreasonably delayed or withheld), and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of the Interest Rate hereunder, (B) Permitted Senior Indebtedness, (C) Indebtedness secured by Permitted Liens, (D) unsecured Indebtedness to trade creditors incurred in the ordinary course of business, (E) current Indebtedness and (F) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that (1) the principal amount of any such Permitted Indebtedness (at the time of any extension, refinancing or renwal) is not increased and (2) the terms are not modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.

(n)

"Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company's obligations under the Notes, (v) Liens (A) upon or in any equipment (as defined in the Security Agreement) acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) Liens on accounts receivables of the Company and its Subsidiaries securing the Company's obligations under the Permitted Senior Indebtedness; (viii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (x) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 3(a)(v); (xi) Liens with respect to Indebtedness not individually in excess of $25,000 or in the aggregate in excess of $100,000, which individually and in aggregate are not material to the Company;(xii) and liens associated with Permitted Senior Indebtedness and (xiii) liens associated the security interests of the Senior Lenders (as defined in the Security Agreement).

(o)

"Permitted Senior Indebtedness" means the Company’s asset-based line of credit with BFI Business Finance Inc. (the “BFI ABL”), and related purchase order financing paid through the BFI ABL, with an outstanding principal amount of $1,725,000 as of the Issuance Date; provided, that, any principal amount of the BFI ABL that the Company or any subsidiary pays down may not be reborrowed by the Company or any subsidiary.

(p)

"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity  and a government or any department or agency thereof.

(q)

"Required Holders" means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(r)

"Securities Purchase Agreement" means that certain securities purchase agreement dated July 31, 2006, by and among the Company and Holder, as amended.

(s)

"Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

(t)

"Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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IN WITNESS WHEREOF, the Company has caused this Amended and Restated Senior Note to be duly executed as of the Issuance Date set out above.

VERTICAL BRANDING, INC.

By:
Name:
Title: